Exhibit 23(e)(vi) on Form N-1A
                                   Exhibit 1 under Item 601/Reg. S-K
                             Exhibit C
                               to the
                       Distributor's Contract

                        The Huntington Funds
                            Trust Shares

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                  FUNDS                        DATE ADDED TO
                                                 CONTRACT
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Huntington Dividend Capture Fund             December 1, 2001
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Huntington Fixed Income Securities Fund      December 1, 2001
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Huntington Florida Tax-Free Money Fund       December 1, 2001
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Huntington Growth Fund                       December 1, 2001
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Huntington Income Equity Fund                December 1, 2001
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Huntington Intermediate Government Income    December 1, 2001
Fund
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Huntington International Equity Fund         December 1, 2001
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Huntington Macro 100 Fund                     April 30, 2004
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Huntington Michigan Tax-Free Fund            December 1, 2001
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Huntington Mid Corp America Fund             December 1, 2001
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Huntington Money Market Fund                 December 1, 2001
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Huntington Mortgage Securities Fund          December 1, 2001
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Huntington New Economy Fund                  December 1, 2001
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Huntington Ohio Municipal Money Market       December 1, 2001
Fund
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Huntington Ohio Tax-Free Fund                December 1, 2001
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Huntington Rotating Markets Fund             December 1, 2001
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Huntington Short/Intermediate Fixed          December 1, 2001
Income Securities Fund
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Huntington Situs Small Cap Fund               August 1, 2002
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Huntington U.S. Treasury Money Market Fund   December 1, 2001
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      As of the 30th day of April, 2004, the following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 2001 and as amended, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood"), the Investment Company executes and delivers this Exhibit with respect to the Trust Shares of the Funds set forth above.

1.    The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of Trust Shares of the above-listed Funds ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company and to provide, or cause others to provide, shareholder services with respect to those Shares that are held by their respective customers from time to time.

2.    Edgewood will act as the agent of the Investment Company for the disbursement of a monthly shareholder services fee payable to Financial Institutions to be computed at the annual rate of 0.25% of average aggregate net asset value of Trust Shares held during the month.


   Witness the due execution hereof this 8th day of March, 2004.


THE HUNTINGTON FUNDS           EDGEWOOD SERVICES, INC.


By:  /s/ George M. Polatas     By:  /s/ Charles L. Davis, Jr.
Name: George M. Polatas        Name:Charles L. Davis, Jr.
Title:        Vice President        Title:     Vice President